                                                                    Exhibit (16)

Seven Day Average Yield

         Date                                        Daily Dividend
         ----                                        --------------
         February 22                                     .000142918
         February 23                                     .000142918
         February 24                                     .000143436
         February 25                                     .000143375
         February 26                                     .000144776
         February 27                                     .000143720
         February 28                                     .000144526
                                                         ----------

Total                                                    .001005669

Divided by 7                                             .000143667

Multiplied by 365                                        .052438455 (5.24%)


Compounded Effective Yield:

[(1 + .001005669)(365/7)] - 1 = .053809933 (5.38%)